                                    TTR INC.

                                       AND

                       FIRST METROPOLITAN SECURITIES, INC.

                                  UNDERWRITER'S

                                WARRANT AGREEMENT

                        DATED AS OF ______________, 1996



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         UNDERWRITER'S  WARRANT  AGREEMENT dated as of ____________,  1996 among
TTR Inc., a Delaware corporation (the "Company") and First Metropolitan Securities, Inc., a Delaware corporation (hereinafter referred to variously as the "Holder" or the "Underwriter").

                              W I T N E S S E T H :

         WHEREAS, the Company proposes to issue to the Underwriter warrants to purchase up to an aggregate of 120,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock") and 60,000 Redeemable Common Stock Purchase Warrant (the "Warrants" or "Redeemable Warrants"), each Warrant exercisable for one share of Common Stock at $7.20, collectively referred to as the "Underwriter's Warrants"; and

         WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Underwriter and the Company and certain selling securityholders, to underwrite the Company's proposed public offering of 1,275,000 shares of Common Stock (1,200,000 shares by the Company and 75,000 shares by certain selling securityholders) and 600,000 Redeemable Warrants, at a public offering price of $6.00 per share and $.25, respectively (the "Public Offering"); and

         WHEREAS, the Underwriter's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the compensation in connection with the Public Offering;



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         NOW,  THEREFORE,  in consideration of the premises,  the payment by the
Underwriter to the Company of an aggregate of ten dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant.  The Holder is hereby  granted the right to purchase,  at any
time  from                 ,   1997  until;   5:30  p.m.,   New  York  time,  on
                 , 2002 up to an aggregate 120,000 shares of Common Stock and 60,000 Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $7.20 (120% of the initial public offering price) and $.30, respectively, subject to the terms and conditions of this Agreement. Except as set forth herein, the Common Stock and Warrants issuable upon exercise of the Underwriter's Warrants are in all respects identical to the shares of Common Stock and Warrants being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as

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provided  in  Section 8  hereof)  as set forth in  Section 6 hereof  payable  by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender at the Company's principal offices in New York (presently located at 2 Hanagar Street, Kfar Sab, Israel, 44425), of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock and/or Warrants, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock and Warrants so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the shares and Warrants purchasable under any Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder.

         4. Issuance of Certificates. Upon the exercise of the Underwriter's Warrants, the issuance of certificates for the Common Stock and Warrants or other securities, properties or rights underlying such Underwriter's Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation,

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any tax which may be  payable  in  respect  of the  issuance  thereof,  and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Underwriter and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Underwriter's Warrant Certificates and the certificates representing the Common Stock and Warrants issuable upon exercise of the Underwriter's Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Underwriter's Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of the Underwriter's Warrants. The Holder of a Underwriter's Warrant Certificate, by its acceptance thereof, covenants and agrees that the Underwriter's Warrants are

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being acquired as an investment and not with a view to the distribution thereof;
and that the Underwriter's Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one
(1) year from the date of the Public Offering, except to officers or partners of the Underwriter or members of the selling group and/or their officers and partners.

         6. Exercise Price.

         'ss'.6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each of the shares of Common Stock and Redeemable Warrants underlying the Underwriter's Warrants shall be $7.20 (120% of the initial public offering prices) and $.30, respectively. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         'ss'.6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7. Registration Rights.

         'ss'.7.1 Registration Under the Securities Act of 1933. The Underwriter's Warrants, the shares of Common Stock and Warrants issuable upon exercise of the Underwriter's Warrants have been registered pursuant to a registration statement on form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

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         'ss'.7.2  Piggyback Registration. If,  at  any  time  commencing  after
____________, 1997, through and including ____________, 2003 (84 months from the
Effective Date), the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Underwriter's Warrants and/or the Common Stock and Warrants underlying same of its intention to do so. If any of the Underwriter or other
Holders  of  the  Underwriter's   Warrants  and/or  Common  Stock  and  Warrants
underlying same notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such
proposed  registration   statement,   the  Company  shall  afford  each  of  the
Underwriter and such Holders of the Underwriter's Warrants and/or Common Stock and Warrants underlying same the opportunity to have any such Common Stock and Warrants underlying same registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         'ss'.7.3 Demand Registration.

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         (a) At any time commencing after  ______________,  1997 (12 months from the Effective Date) through and including ______________, 2001 (60 months from the Effective Date), the Holders of the Underwriter's Warrants and/or Common Stock and Warrants underlying same representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Underwriter's Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Common Stock and Warrants underlying same for nine (9) consecutive months by such Holders and any other Holders of the Underwriter's Warrants and/or Common Stock and Warrants underlying same who notify the Company within ten (10) days after receiving notice from the Company of such request.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Underwriter's Warrants and the Common Stock and Warrants underlying same within ten (10) days from the date of the receipt of any such registration request.

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         (c) In  addition  to the  registration  rights  under  Section  7.2 and subsection (a) of this Section 7.3, at any time commencing after ______________, 1997 (12 months from the Effective Date) through and including ______________, 2001 (60 months from the Effective Date), any Holder or Holders of a Majority of Underwriter's Warrants and/or shares of Common Stock and Warrants underlying same shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder or Holders, provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

         (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the shares of Common Stock, Warrants and shares of Common Stock underlying the Underwriter's Warrants within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Underwriter's Warrants and/or shares of Common Stock and Warrants underlying same, the Company agrees that upon the written notice of election of a Majority of the Holders of the Underwriter's Warrants and/or Common Stock and Warrants underlying same it shall repurchase (i) any and all Common Stock and Warrants underlying the

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Underwriter's  Warrants  at the higher of the  Market  Price per share of Common
Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at such Market Price less the exercise prices of such Warrant. Such repurchase shall be in immediately available funds and shall close within two
(2) days  after the  later of (i) the  expiration  of the  period  specified  in
Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

         'ss'.7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a

registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Common Stock and/or Warrants underlying the Underwriter's Warrants, such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with

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any  registration  statement  filed pursuant to Section  7.3(c).  If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Shares.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Common Stock and Warrants underlying the Underwriter's Warrants included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the Holder(s) of the Common Stock and Warrants underlying same to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the

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same  extent and with the same  effect as the  provisions  pursuant to which the
Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

         (e) The  Holder(s)  of the Common  Stock and  Warrants  underlying  the
Underwriter's Warrants to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Underwriter's Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (g) The Company shall not permit the inclusion of any securities other than the Common Stock and Warrants underlying the Underwriter's Warrants to be included in any registration statement

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filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Underwriter's Warrants and Common Stock and Warrants underlying same representing a Majority of such securities.

         (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

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         (i) The Company shall as soon as  practicable  after the effective date of the registration statement, and in any event within 15 months thereafter, have made "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by

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Holders  holding a Majority of the Common  Stock and  Warrants  underlying  same requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.

         The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Common Stock and Warrants underlying same and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their intended methods of distribution, and except for matters related to disclosures with respect to such Holders, contained or required to be contained, in such registration statement under the Act and the rules and regulations thereunder.

         (1) For purposes of this Agreement, the term "Majority" in reference to the Holders of Underwriter's Warrants, shall mean in excess of fifty percent (50%) of the then outstanding Underwriter's Warrants assuming full exercise thereof, and shares of Common Stock underlying the Warrants, underlying the Underwriter's Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates,

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members  of  their  families,  persons  acting  as  nominees  or in  conjunction therewith or (ii) have not been resold to the public pursuant to Rule 144 under the Act or a registration statement filed with the Commission under the Act.

         8. Adjustments to Exercise Price and Number of Securities.

         'ss'.8.1 Intentionally Omitted.

         'ss'.8.2 Intentionally Omitted.

         'ss'.8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         'ss'.8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock underlying the Underwriter's Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock underlying same issuable upon exercise of the Underwriter's Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         'ss'.8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or

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reclassifications  of such  Common  Stock,  consisting  solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue a class of Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         'ss'.8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to each Holder a supplemental warrant agreement providing that each Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

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        'ss'.8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Underwriter's Warrants or the shares of Common Stock issuable upon the exercise of (i) the Underwriter's Warrants, (ii) the Warrants underlying the Underwriter's Warrants, (iii) the options and warrants outstanding on the date hereof and described in the prospectus relating to the Public Offering or (iv) up to an aggregate of 450,000 shares issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan; or

                  (b) If the amount of such adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share.

         'ss'.8.9 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Underwriter's Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Underwriter's Warrants shall thereafter be entitled, in addition to the shares of

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Common  Stock or other  securities  and  property  receivable  upon the exercise thereof, to receive, upon the exercise of such Underwriter's Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Underwriter's Warrants had been exercised immediately prior to the record date for such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.9.

         'ss'.8.10 Adjustment of the Redeemable Warrants.

         Notwithstanding this Section 8, any adjustment of the exercise price and/or the number of shares of Common Stock purchasable upon the exercise of the Redeemable Warrants underlying the Underwriter's Warrants shall be determined solely by the anti-dilution and other adjustment provisions provided for by the terms of a certain Warrant Agreement date ___________, 1996 between the Company and North American Transfer Co. (the "Warrant Agreement") provided however, that the term "Warrant Price" as used in said Warrant Agreement shall be deemed to be $_____ when applied to the Common Stock issued pursuant to the Warrants hereunder, and not by the provisions of this Section 8, and notice thereof shall be given as provided in said Warrant Agreement to the holders of the Warrants.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the

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



surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock and Warrants underlying same in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriter's Warrants or Warrants underlying same, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriter's Warrants and Warrants underlying

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



same, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Underwriter's Warrants and Warrants underlying same and payment of the exercise prices therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriter's Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Warrants and Warrants underlying same to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed; then, in any one or more of such events the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription

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



         rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices.

         All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Underwriter's Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in
         Section 3 hereof or to such other address as the Company may designate by notice to the Holders.
         14. Supplements and Amendments. The Company and the

Underwriter may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the

Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on ___________, 2003. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ____________, 2006.

         17. Governing Law: Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 3 hereof. Such mailing shall be

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



deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement: Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits or this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Common Stock and Warrants underlying same any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates or Warrant Shares.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

  [SEAL]                                  TTR Inc.

                                      By
                                          -------------------------------
                                          Marc D. Tokayer
                                          President

Attest:

-----------------------------
Secretary

                                          FIRST METROPOLITAN SECURITIES, INC.

                                      By
                                          -------------------------------
                                          Name:
                                          Title:

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                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE UNDERWRITER'S WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT

AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME          , 2001

No. W-                                   _______________ Underwriter's Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of __________________ Underwriter's Warrants to purchase initially, at any time from ______________, 1997 [one year from the effective date of the Registration Statement] until 5:30 p.m. New York time on , 2002 ("Expiration Date"), up to 120,000 fully-paid and non-assessable share of common stock, par value $.001 per share ("Common Stock") and 60,000 redeemable Common Stock purchase warrant ("Warrants") of TTR Inc., a Delaware corporation (the "Company"), at the initial exercise prices, subject to adjustment in certain events (the "Exercise Prices"), of $7.20 and $.30, respectively, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's warrant agreement dated as of , 1996 between the Company and First Metropolitan Securities, Inc. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Prices shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

                                        1



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




         No Underwriter's Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Underwriter's Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Underwriter's Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of shares of Common Stock and Warrants pursuant to the Underwriter's Warrant Agreement, which agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Underwriter's Warrants.

         The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Underwriter's Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Underwriter's Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriter's Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Underwriter's Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                                        2



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



         All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _____________, 1996

                                         TTR Inc.

[SEAL]                                By
                                          -------------------------------
                                          Name:
                                          Title: President


Attest:

---------------------------
Secretary

                                        3



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



                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ shares of Common Stock and ____________ Warrants, underlying the Underwriter's Warrants, and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of TTR, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificates for such securities be registered in the name ______________________________ of whose address is _____________________________
and that such Certificate be delivered to ________________________ whose address is ____________________________.

Dated:

                                           Signature
                                                      --------------------------
                                           (Signature   must   conform   in  all
                                           respects   to  name  of   holder   as
                                           specified  on the face of the Warrant
                                           Certificate.)

                                           -------------------------------------
                                           Insert   Social   Security  or  Other
                                           Identifying Number of Holder)